SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 22, 2002
                        (Date of Earliest Event Reported)

                      JOHN HANCOCK FINANCIAL SERVICES, INC.
               (Exact name of registrant as specified in charter)

                         Commission File Number: 1-15607

           DELAWARE                                       04-3483032
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                               John Hancock Place
                           Boston, Massachusetts 02117
                    (Address of principal executive offices)

                                 (617) 572-6000
              (Registrant's telephone number, including area code)
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Item 5.           Other Events and Regulation FD Disclosure

                  On August 20, 2002, the 2nd Circuit Court of Appeals issued a ruling in the case of Harris Trust and Savings Bank, as former Trustee of the Sperry Master Retirement Trust No. 2 v. John Hancock Mutual Life Insurance Company in which it reversed in part, affirmed in part, and vacated in part the previous U.S. District Court decisions in this case, and remanded the matter back to the U.S. District Court. As previously disclosed, in April 2001, the United States District Court had awarded the plaintiffs in this matter $84.9M in damages and attorneys fees. This judgment was subsequently the subject of an appeal by John Hancock. The 2nd Circuit Court of Appeals' opinion of August 20, 2002, overturned substantial portions of the District Court's opinion, representing the vast majority of the lower court's award of damages and fees, and sent the matter back to the District Court for further proceedings. The matter remains in litigation and no final judgment has been entered.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     JOHN HANCOCK FINANCIAL SERVICES, INC.



Date:     August 22, 2002            By: /s/ Jonathan Chiel
                                         --------------------------
                                         Jonathan Chiel
                                         Senior Vice President and
                                         Deputy General Counsel